Investor Relations Contact:

Elias Nader, interim CFO

Sigma Designs, Inc.

Tel: (408) 957-9847

IR@sigmadesigns.com

For Immediate Release

 SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER

AND FISCAL YEAR 2013 FINANCIAL RESULTS

Expects 11 -15 percent sequential revenue growth and return to profitability in Q1 FY14

MILPITAS, CA, March 13, 2013 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leader in connected media platforms, today reported financial results and business highlights for its fourth fiscal quarter and fiscal year ended February 2, 2013.

Net revenue for fiscal year 2013 was $216.6 million, an increase of $34.0 million, or 18.6%, from $182.6 million in the previous year. Net revenue for the fourth quarter of fiscal 2013 was $44.2 million, down $19.7 million, or 31%, from $63.9 million reported in the previous quarter and up $8.6 million, or 24%, from $35.6 million reported for the same period last year.

GAAP net loss for the fourth quarter of fiscal 2013 was $35.5 million, or $1.05 per diluted share. This compares to GAAP net loss of $39.5 million, or $1.18 per diluted share, for the previous quarter and GAAP net loss of $18.8 million, or $0.58 per diluted share, for the same period last year.

Non-GAAP net loss for the fourth quarter of fiscal 2013 was $18.2 million, or $0.54 per diluted share. This compares to non-GAAP net loss of $9.1 million, or $0.27 per diluted share, for the previous quarter and non-GAAP net loss of $14.0 million, or $0.43 per diluted share, during the same period last year. Non-GAAP adjustments for the fourth quarter consisted of $2.1 million in amortization expense for acquired intangibles related to acquisitions, $2.5 million in non-cash stock-based compensation expenses, $0.2 million of inventory mark-up, $2.4 million in restructuring expense and $10.2 million in impairment of purchased intellectual property, design tools and mask sets associated with our cost reduction program. The reconciliation between GAAP and non-GAAP net loss for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“Sigma remains focused on returning to profitability in Q1 FY 14 as well as achieving profitable revenue growth throughout the coming fiscal year. By the end of Q4 FY13, the Company had taken the actions required to achieve the $45 million cost reduction plan for fiscal 2014. As a result of these cost reductions and our expected revenue levels, we believe the Company will experience profitability starting in the first quarter. We have restructured our organization from the top to bottom, reducing our headcount by 15%. This reduction was principally achieved in our higher cost locations. We also have sharply reduced our usage of external contract labor in R&D. We are converging on a single SoC platform to deliver our next generation solutions for both set-top box and digital TV markets, which should lead to significant cost efficiencies. In the fourth quarter, we achieved $44.2 million in revenue at a 44.0% non-GAAP gross margin. Without a $3.4 million write-down of inventory, non-GAAP gross margin would have been 52.0%, which represents a 3.0% increase above our guidance.

Moving into the first quarter of fiscal 2014, based on better visibility into our backlog, we believe revenue will rise sequentially from Q4 levels to between $49-52 million. We expect to see revenue increases in all of our business segments along with improved non-GAAP gross margins to a range of 52-53% driven by higher margin product mix and continued worldwide cost savings. In addition, we expect our proforma operating expenses in Q1 to be between $25.6-26.1 million which includes $2.7 million of depreciation and amortization," said Thinh Tran, CEO of Sigma.

Recent Highlights

●

We announced with Opera Software that we will team up to optimize Opera's TV products for Sigma's optimized Smart TV processors. As a result, Sigma-based solutions will be able to access the Opera TV Browser and the Opera TV Store, a complete HTML5-based solution for Smart TVs, available for OEMs, developers and content providers to reach millions of app-hungry users.

●

We demonstrated the technology to create a 4K x 2K digital TV platform on a 55” inch screen at the CES 2013 show. This next generation Ultra HD display technology (UHDTV), based on the company’s MEMC/FRC (Motion Estimation Motion Compensation based Frame Rate Conversion) technology, is four times the resolution of today’s high-definition televisions.

●

We announced our new breakthrough CG5200 family of G.hn chipsets, which provides optimized functionality, performance and cost structure for a variety of market needs. This new family of G.hn parts also enables superior networked entertainment performance and throughput for seamless, high-quality distribution of Triple Play and IPTV over all three household wires: power line, coax and phone line.

●

We announced that Comtrend has selected Sigma’s new G.hn CG5200 family of chipsets for its PowerGrid 9051s Powerline Ethernet Adapter. The technical superiority of the CG5200 gives Comtrend a competitive advantage for meeting the demands of video networking.

●

We announced the launch of our EasyTV Dongle reference design, an innovative, simple and affordable solution that enables users to access multimedia content on their mobile devices (cell phones, tablets or laptops) and share it on HDMI TV sets or projectors. EasyTV is based on Sigma’s power efficient SMP8674 chip and Qualcomm Atheros’s 802.11n technology.

●	We announced that Microsoft’s Smooth Streaming client technology has been integrated into Sigma’s state-of-the-art multimedia chipset solutions to deliver seamless High Definition 1080p media content.

Investor Conference Call

The conference call relating to Sigma’s fourth quarter fiscal and year end 2013 financial results will take place following this announcement at 5:00 PM ET today, March 13, 2013. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR or www.earnings.com. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income (loss), which excludes amortization of acquired intangibles, stock-based compensation, the mark-up on purchased inventory sold during the period, acquisition-related expenses, restructuring charges, impairment of pre-production purchased IP, design tools and mask sets, a settlement payment, write-down of acquisition-related goodwill and intangible assets, the reserve of deferred income tax assets and the gain upon acquisition of the DTV business that Sigma recognized in accordance with GAAP. Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities. Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about becoming profitable in the first quarter of fiscal 2014, achieving stable-to-growing revenue throughout the coming fiscal year and anticipated revenue and gross margin in the first quarter of fiscal 2014.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures and audit, the financial results for the fourth quarter and full fiscal 2013 are different than the results set forth in this press release, including any adjustments as a result of an unresolved claim of $1.8 million related to Sigma’s digital TV acquisition from Trident Microsystems, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of the IPTV, connected home technologies, digital TV, connected media player and prosumer and industrial audio/video markets in general, the ramp in demand from Sigma’s set-top box, television and telecommunication customers, Sigma’s ability to deploy and achieve market acceptance for Sigma products,  and the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in Sigma’s SEC reports, including Sigma’s quarterly report on Form 10-Q as filed with the SEC on December 6, 2012.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a leader in connected media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected televisions, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

###

SIGMA DESIGNS, INC.

PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(GAAP)

(In thousands)

	February 2,	January 28,
	2013	2012
Assets

Current Assets:
Cash and cash equivalents	$51,218	$44,283
Short-term marketable securities	17,455	42,134
Restricted cash	1,770	1,769
Accounts receivable, net	21,648	21,180
Inventories	24,928	22,037
Deferred tax assets	5,868	4,832
Prepaid expenses and other current assets	12,761	7,234
Total current assets	135,648	143,469

Long-term marketable securities	14,253	62,022
Software, equipment and leasehold improvements, net	16,767	19,609
Intangible assets, net	36,573	45,656
Deferred tax assets, net of current portion	2,681	16,595
Long-term investments	6,445	6,443
Other non-current assets	7,308	3,430

Total assets	$219,675	$297,224

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$10,229	$8,438
Accrued liabilities	28,791	24,081
Total current liabilities	39,020	32,519

Other long-term liabilities	18,976	16,230
Total liabilities	57,996	48,749

Shareholders’ equity	161,679	248,475

Total liabilities and shareholders' equity	$219,675	$297,224

SIGMA DESIGNS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(GAAP)

(In thousands, except per share data)

	Three months ended			Fiscal year ended
	February 2, 2013	October 27, 2012	January 28, 2012	February 2, 2013	January 28, 2012
Net revenue	$44,199	$63,905	$35,566	$216,613	$182,617
Cost of revenue	30,923	38,423	18,978	126,180	105,241
Gross profit	13,276	25,482	16,588	90,433	77,376
Gross margin percent	30.0%	39.9%	46.6%	41.7%	42.4%

Operating expenses:
Research and development	26,940	26,741	21,483	103,445	86,517
Sales and marketing	7,099	12,774	8,992	34,556	34,467
General and administrative	6,029	6,007	5,369	27,903	20,829
Gain on acquisition	27	---	---	(1,390)	---
Restructuring charges	2,398	821	---	3,219	---
Impairment of purchased IP and design tools	5,942	---	---	5,942	---
Write-down of goodwill,
intangible assets and acquired in-process R&D	---	---	---	---	111,278
Total operating expenses	48,435	46,343	35,844	173,675	253,091

Loss from operations	(35,159)	(20,861)	(19,256)	(83,242)	(175,715)
Interest and other income (expense), net	850	299	609	1,882	2,704

Loss before income taxes	(34,309)	(20,562)	(18,647)	(81,360)	(173,011)
Provision for (benefit from)
income taxes	1,227	18,889	191	20,747	(4,966)

Net loss	$(35,536)	$(39,451)	$(18,838)	$(102,107)	$(168,045)

Net loss per share:
Basic	$(1.05)	$(1.18)	$(0.58)	$(3.08)	$(5.25)
Diluted	$(1.05)	$(1.18)	$(0.58)	$(3.08)	$(5.25)

Shares used in computing net loss per share:
Basic	33,722	33,383	32,361	33,205	32,036
Diluted	33,722	33,383	32,361	33,205	32,036

SIGMA DESIGNS, INC.
PRELIMINARY RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(Unaudited)
(In thousands, except per share data)

	Three months ended				Fiscal year ended
	February 2, 2013	October 27, 2012		January 28, 2012	February 2, 2013	January 28, 2012
GAAP net loss	$(35,536)		$(39,451)	$(18,838)	$(102,107)	$(168,045)

Items reconciling GAAP net loss to non-GAAP net loss:
Included in cost of revenue:
Stock-based compensation	(106)		(130)	(126)	(486)	(478)
Amortization of acquired intangibles	(1,651)		(1,591)	(1,495)	(6,327)	(9,561)
Impairment of Purchased IP and mask sets used in production	(4,232)		---	---	(4,232)	---
Restructuring charges	(14)		---	---	(14)	---
Acquisition expenses	---		(101)	---	(101)	---
Mark-up on inventory acquired in business combinations sold during the period	(162)		(1,078)	(76)	(3,769)	(147)
Total related to cost of revenue	(6,165)		(2,900)	(1,697)	(14,929)	(10,186)

Included in operating expenses:
Research and development:
Stock-based compensation	(1,394)		(1,375)	(1,517)	(5,740)	(6,277)
Amortization of acquired intangibles	(41)		(34)	(45)	(141)	(143)
Acquisition expenses	---		---	---	(1,417)	---
Sales and marketing:
Stock-based compensation	(399)		(457)	(503)	(1,811)	(2,137)
Amortization of acquired intangibles	(381)		(360)	(372)	(1,463)	(6,458)
Settlement payment	---		(5,700)	---	(5,700)	---
Acquisition expenses	---		---	---	(257)	---
General and administrative:
Stock-based compensation	(617)		(539)	(746)	(2,557)	(3,133)
Acquisition expenses	---		(251)	---	(2,501)	(89)

Restructuring charges	(2,398)		(821)	---	(3,219)	---
Gain on acquisition	(27)		---	---	1,390	---
Impairment of pre-production purchased IP and design tools	(5,942)		---	---	(5,942)	---
Write-down of acquisition related goodwill and intangible assets	---		---	---	---	(111,278)
Total related to operating expenses	(11,199)		(9,537)	(3,183)	(29,358)	(129,515)

Deferred tax assets	---		(17,932)	---	(17,932)	---
Net effect of non-GAAP adjustments	(17,364)		(30,369)	(4,880)	(62,219)	(139,701)

Non-GAAP net loss	$(18,172)		$(9,082)	$(13,958)	$(39,888)	$(28,344)

Non-GAAP net loss per diluted share	$(0.54)	$	(0.27)	$(0.43)	$(1.20)	$(0.88)